EXHIBIT 99.1
AMERICAN LEARNING CORPORATION
TO APPEAL NASDAQ DELISTING NOTICE
JERICHO, NY, September 3, 2010: American Learning Corporation (the “Company”) (NASDAQ:ALRN) received notification from The Nasdaq Stock Market (“Nasdaq”) that it has not regained compliance with The Nasdaq Capital Market’s minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2) and, unless the Company appeals Nasdaq’s decision, trading of the Company’s common stock will be suspended at the opening of business on September 9, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.
Accordingly, on September 2, 2010, the Company submitted an appeal of the Nasdaq Staff determination to Nasdaq’s Hearing Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. In response to the Company's request, the Nasdaq Office of General Counsel has scheduled a hearing for October 7, 2010 at which time the Company must demonstrate its ability to regain compliance with the minimum bid price requirement. There can be no assurance that the Panel will grant the Company’s request for continued listing.
American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.

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